Exhibit 10.5
AMENDMENT TWENTY–THREE
TO THE LOGISTICS SERVICES AGREEMENT

This AMENDMENT TWENTY–THREE TO THE LOGISTICS SERVICES
AGREEMENT (the “Amendment”) is entered into as of December 30, 2022 (the “Amendment Date”), by and between The Honest Company, Inc. (“CLIENT”) and GEODIS Logistics LLC (“GEODIS,” collectively referred to as the “Parties,” and each a “Party”).

RECITALS:

A.The Parties entered into that certain Logistics Services Agreement dated January 27, 2014, as amended from time-to-time (the “Agreement”);

B.Pursuant to the Agreement, GEODIS provides logistics and warehousing services for CLIENT at the facility located at 5550 Donovan Way, Las Vegas, NV 89081(the “Las Vegas Facility”);

C.Pursuant to the Agreement, GEODIS provides logistics and warehousing services for CLIENT at the facility located at 651 Boulder Drive, Breinigsville, PA 18031 (the “PA Facility”) and

D.The Parties desire to amend Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1. Section 1 – Term of the Agreement shall be deleted in its entirety and replaced with the following:

1. TERM

This Agreement shall become effective on January 27, 2014 (the “Commencement Date”) and shall continue in full force and effect so long as GEODIS is providing Services to CLIENT at a Warehouse under the Agreement.

The Services at the Las Vegas Facility shall become effective on November 5, 2018 (the “Las Vegas Effective Date”) and shall continue until February 28, 2023 (the “Las Vegas Term”).

The Services at the PA Facility shall become effective on November 1, 2019 (the “PA Effective Date”) and shall continue until February 28, 2023 (the “PA Term,” collectively with the Las Vegas Term, the “Term”).

The Parties may extend the Term of the Services at either Warehouse upon mutual written agreement prior to the termination of the Warehouse’s respective Term.

2.or the elimination of doubt, with respect to the Services at the Las Vegas Facility and PA Facility, all references to the “Term,” “Initial Term,” or “Renewal Term” and any extensions thereof throughout the Agreement and related amendments are hereby struck and deleted in their entirety and superseded with the Term as defined in this Amendment’s Section 1. In the event of a conflict between the Agreement, as amended, and this Amendment, this Amendment shall control.

3.Effective January 1, 2023, the Parties agree that the hourly rates paid to GEODIS personnel at the Las Vegas Facility shall be increased in accordance with Table 1 – Las Vegas Wage Rates below, and the Parties agree that the hourly rates below are before the addition of the labor benefits and margin set forth in the Pricing Section of Exhibit B – Rates as attached to Amendment Ten.
Table 1 – Las Vegas Wage Rates

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4.Any capitalized terms not defined herein shall have the meanings set forth in the Agreement. Except as provided herein, the Agreement shall remain unchanged and in full force and effect in accordance with its terms. It is specifically understood and agreed that the foregoing shall not be deemed to be a waiver or amendment of any other provision of the Agreement or either Party’s rights or remedies under the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Date set forth above.

THE HONEST COMPANY, INC.	GEODIS LOGISTICS LLC
By: /s/ Kelly Kennedy	By: /s/ Anthony Jordan
Name: Kelly Kennedy	Name: Anthony Jordan
Title: Chief Financial Officer	Title: Chief Operating Officer
Date: 12/30/2022	Date: 1/2/2023

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